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                    [LOCKE PURNELL RAIN HARRELL LETTERHEAD]



                                                   (214) 740-8675

May 17, 1996

Wyndham Hotel Corporation
2001 Bryan Street, Suite 2300
Dallas, Texas 75201

         Re:     Registration Statement on Form S-1
                 (Registration No. 333-2458)

Ladies and Gentlemen:

         We have acted as counsel for Wyndham Hotel Corporation, a Delaware corporation (the "Company"), in connection with the above referenced Registration Statement (as amended, the "Registration Statement") filed with the Securities and Exchange Commission (the "SEC"). The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of $100,000,000 of Senior Subordinated Notes due 2006 of the Company (the "Notes"), which Notes will be guaranteed (the "Guarantees") by each of the material subsidiaries of the Company (the "Subsidiary Guarantors"). The Notes and the Guarantees will be issued under an indenture relating to the Notes (the "Indenture") by and among the Company, the Subsidiary Guarantors and Bank One, Columbus, N.A., as Trustee.

         We have examined such documents and questions of law as we have deemed necessary or advisable for purposes of this opinion.

         Based upon the foregoing, we are of the opinion that when the Registration Statement has become effective under the Securities Act, the terms of the Indenture, the Notes and the Guarantees have been finalized and conform to the descriptions thereof in the Registration Statement, the Company and each of the Subsidiary Guarantors have taken all necessary action to approve the Indenture and the terms of the Notes and the Guarantees, the Indenture has been duly executed and delivered by the Company and each
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Wyndham Hotel Corporation
May 17, 1996
Page 2

of the Subsidiary Guarantors and the Notes and the Guarantees have been duly executed and authenticated in accordance with the Indenture, the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, and the Notes have been delivered to the purchasers thereof against payment of the purchase price therefor as described in the Registration Statement, the Notes and the Guarantees will constitute valid and binding obligations of the Company and each of the Subsidiary Guarantors, respectively, subject in each case to the effect of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and (ii) the application of general principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity).

         We express no opinion as to the applicability (and, if applicable, the effect) of Section 548 of the United States Bankruptcy Code or any comparable provision of state law to the conclusions expressed above.

         The opinion expressed above is limited in all respects to the laws of the State of Texas, the General Corporation Law of the State of Delaware and the federal laws of the United States of America, each as presently in effect. To the extent that the opinion expressed herein relates to matters governed by the laws of the State of New York, we are relying, with your permission, on the opinion of Davis Polk & Wardwell issued this date and attached hereto as Attachment A.

         This letter is furnished by us as counsel to you in connection with the above-referenced public offering and is solely for your benefit and not for the benefit of any other person. This letter may not be relied upon by you for any other purpose or relied upon or furnished to any other person without our prior written consent.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our Firm in the prospectus contained therein under the caption "Legal Matters." In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.


                                        Sincerely,


                                        LOCKE PURNELL RAIN HARRELL
                                        (A Professional Corporation)

                                        By: /s/ JOHN B. MCKNIGHT
                                            ---------------------------------
                                                John B. McKnight
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                                  Attachment A

                       [DAVIS POLK & WARDWELL LETTERHEAD]


                                              May 17, 1996

Locke Purnell Rain Harrell
2200 Ross Avenue, Suite 2200
Dallas, Texas 75201-6776

         Re: Registration Statement on Form S-1
             (No. 333-2458)

Ladies and Gentlemen:

                 We have acted as counsel for the several Underwriters (the "Underwriters") named in the above referenced Registration Statement (as amended, the "Registration Statement") filed with the Securities and Exchange Commission (the "SEC"). The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of $100,000,000 of Senior Subordinated Notes due 2006 of the Company (the "Notes"), which Notes will be guaranteed (the "Guarantees") by each of the material subsidiaries of the Company (the "Subsidiary Guarantors"). The Notes and the Guarantees will be issued under an indenture relating to the Notes (the "Indenture") by and among the Company, the Subsidiary Guarantors and Bank One, Columbus, N.A., as Trustee.

                 We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

                 Based on the foregoing, we are of the opinion that, assuming the due authorization, execution and delivery by the Company and each of the Subsidiary Guarantors of the Indenture, the Notes, and the Guarantees, the Indenture and, when issued, the Notes and the Guarantees will constitute valid and binding obligations of the Company and the Subsidiary Guarantors, enforceable in accordance with their terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereinafter in effect relating to or affecting the
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Locke Purnell Rain Harrell           2                              May 17, 1996

enforcement of creditors' rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity). We express no opinion as to the applicability (and, if applicable, the effect) of Section 548 of the United States Bankruptcy Code or any comparable provision of state laws to the questions addressed above or on the conclusions expressed with respect thereto.

                 We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the Federal laws of the United States of America, and the General Corporation Law of the State of Delaware.

                 This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

                 We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the headings "Legal Matters" in the Prospectuses forming a part of the Registration Statement. in giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.


                                        Very truly yours,


                                        /s/ DAVIS POLK & WARDWELL